UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010

FNDS3000 CORP

(Exact name of registrant as specified in its charter)

Delaware	333-138512	51-0571588
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

4651 Salisbury Road, Suite 485

Jacksonville, Florida 32256

(Address of principal executive offices)

(904) 273-2702

(Registrant’s telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Law Offices of Stephen M. Fleming PLLC

49 Front Street, Suite #206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Annual Meeting

At the Annual Meeting of Shareholders (the “Annual Meeting”) of FNDS3000 Corp (the “Company”) held on December 15, 2010, the Company’s shareholders approved the following matters:

(1) Proposal to elect the four individuals nominated by the Board of Directors to serve as directors for a one year term and until their successors are duly elected and qualified. The results of the voting on this proposal were as follows:

	For	Against	Abstain	Broker Non Votes
Raymond Goldsmith	38,895,817	0	0	0
Pierre Besuchet	38,895,817	0	0	0
Michele Di Mauro	38,895,817	0	0	0
Derek Mitchell	38,895,817	0	0	0

(2) Proposal to ratify the appointment of L.L. Bradford & Company, LLC as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2011. The results of the voting on this proposal are as follows:

For	Against	Abstain	Broker Non Votes
38,895,817	0	0	0

Bylaw Amendment

On November 23, 2010, the Board of Directors amended the Bylaws to provide that the annual meeting may be set by the Board of Directors at its discretion and reduce the size of the Board to four members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNDS3000 CORP

Date: December 20, 2010	/s/ Joseph F. McGuire
Joseph F. McGuire
Chief Financial Officer

3